Exhibit 99.1

Worldwide Communications:

Media Relations Office: 847.700.5538

Evenings/Weekends: 847.700.4088

UAL CORPORATION REPORTS FOURTH QUARTER RESULTS

AND A PROFIT FOR THE 11-MONTHS POST-EMERGENCE

CHICAGO, January 23, 2007 – UAL Corporation (NASDAQ: UAUA), the holding company whose primary subsidiary is United Airlines, today reported financial results for the fourth quarter and full year ended December 31, 2006.

•	Since its emergence from reorganization, for the eleven months ended December 31, 2006, the new UAL reported net income of $25 million, an improvement of $423 million, excluding reorganization items, versus the corresponding eleven month period of 2005.

•	For the fourth quarter, UAL reported an operating profit of $23 million, the third consecutive quarterly operating profit since emergence.

•	The company reported an after-tax net loss for the fourth quarter of $61 million. Excluding reorganization and special items, this constituted a year-over-year improvement of $234 million.

•	The company’s cash and short-term investments position was $5.0 billion at December 31, 2006, including $847 million of restricted cash.

•	United Airlines was awarded the first-ever nonstop service between Washington, D.C., and Beijing, connecting two of the world’s most important capitals.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Year-Over-Year Financial Results Show Solid Improvement

Stronger-than-expected revenue results and effective cost control led the company to post a fourth quarter operating profit.

UAL reported a fourth quarter net loss of $61 million, representing a basic and diluted loss per share of $0.55 with weighted average shares of 116 million. For the eleven months ended December 31, 2006, since its emergence from bankruptcy reorganization, the company reported net income of $25 million. Net income excluding reorganization items improved by $423 million versus the corresponding eleven-month period of 2005.

In January, the U.S. Department of Transportation (DOT) awarded to United, a new nonstop U.S.-China route to provide capital-to-capital service between Washington, D.C., and Beijing. In awarding the service, the DOT reinforced that United’s operation of this route would provide the greatest public benefit and promote the national interest by connecting two of the world’s most important capitals. United’s proposal was selected over those of its major competitors and was a significant win for the company.

“We have accomplished much this year against our performance agenda to control costs, improve revenue and deliver an improved customer experience, and the momentum from that work continues,” said Glenn Tilton, United’s president, chairman and CEO. “Our management team and our employees have demonstrated what we can do – and the opportunities that are available to United – as we build upon the foundation we created for our investors, our customers and our employees.”

Total revenues for the fourth quarter increased 5 percent or $200 million to $4.6 billion. In contrast, total operating expense excluding special items was essentially flat year-over-year, increasing by only $1 million, on a 3 percent increase in consolidated capacity as compared to the fourth quarter of 2005.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Operating margin improved 4.6 points to 0.5 percent from a negative 4.1 percent in the comparable 2005 quarter. Mainline unit earnings, which is mainline revenue per available seat mile (RASM) minus mainline operating cost per available seat mile (CASM), increased to 0.07 cents from a negative 0.28 cents a year ago. Mainline unit earnings excluding fuel and special items increased 7 percent to 3.28 cents from 3.06 cents.

Results from the company’s regional affiliate operations continued to improve. Revenue from regional affiliates grew by 14 percent over the year ago quarter, a result of growth and network optimization. Despite a 14 percent increase in capacity, regional affiliates’ expense increased by only 1 percent.

The company recorded an income tax benefit in the fourth quarter of 2006 of $39 million associated with the fourth quarter pre-tax loss. At year-end, UAL and its subsidiaries had substantial net operating loss carry-forwards available to reduce tax liabilities in future periods. Therefore, the company does not expect to pay any material cash taxes for a significant amount of time.

Strong Cash Generation In A Seasonally Weak Period

Despite the seasonally slower fourth quarter, the company estimates that it generated positive operating cash flow. The company ended the quarter with a total cash and short term investments balance of $5.0 billion including a restricted cash balance of $847 million.

“Our plan is working—we are continuing to deliver improved results, and are making progress against our cost goals,” said Jake Brace, executive vice president and Chief Financial Officer. “We are on track with the cost-savings we have identified, and expect the refinancing of our exit facility to provide meaningful interest savings.”

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Continuing Revenue Growth

Total mainline passenger revenues increased 5 percent in the fourth quarter reflecting solid demand, but decelerating year-over-year growth in a seasonally weaker quarter. Year-over-year comparisons become more difficult due to the strengthening revenue environment that began in the fourth quarter of 2005. Consolidated passenger revenue per available seat mile (PRASM) increased by 3.7 percent while mainline PRASM increased by 3.4 percent. Mainline traffic increased by 1.3 percent on a 1.5 percent increase in capacity resulting in a 0.2 point decrease in mainline load factor to 79.9 percent. Mainline yield was 3.6 percent higher than last year.

Mainline RASM increased by 1.5 percent, and excluding the company’s fuel subsidiary (UAFC), increased by 3.3 percent. Mainline RASM excluding UAFC and the fresh start effect of the change to Mileage Plus accounting increased by 5.9 percent from the comparable quarter in 2005 (Notes 7 and 8). The company believes that a measure of mainline RASM excluding these items is useful to investors in understanding year-over-year performance.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

The company continued to post strong passenger unit revenue increases internationally.

Comparison of 2006 Fourth Quarter Geographic Passenger Revenue

versus 2005 Fourth Quarter

Geographic Area	4Q 2006 Passenger Revenue (millions)	Passenger Revenues (% Increase)	PRASM (% Increase)	ASM[1] (% Increase)
North America	$2,083	2.7%	1.1%	1.5%
Pacific	$711	6.4%	6.3%	0.1%
Atlantic	$474	10.7%	6.9%	3.7%
Latin America	$121	15.2%	13.4%	1.5%

Total Mainline	$3,389	4.9%	3.4%	1.5%

Regional Affiliates	$698	14.2%	0.0%	14.2%

Total Consolidated	$4,087	6.4%	3.7%	2.7%

[1]	ASM (available seat miles)

Fourth quarter domestic operations and performance were adversely affected by three severe winter snowstorms at the company’s two largest hubs, Chicago and Denver. During December, United and United Express cancelled approximately 3,900 flights throughout the system due to these storms. Cancellations due to these weather-related issues resulted in a year-over-year mainline capacity growth reduction of 0.6 point to 1.5 percent, and consolidated capacity growth reduction of 0.6 point for year-over-year growth of 2.7 percent. The company estimates that passenger revenues were reduced by $40 million.

Regional affiliate PRASM growth was flat compared to last year, with 14 percent capacity growth, on a 1.3 point increase in load factor and a 2 percent decline in yield as compared to the fourth quarter of 2005.

For the full-year 2006, unadjusted mainline PRASM increased by 9.1 percent and unadjusted consolidated RASM increased by 8.4 percent.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

“Our revenue performance for 2006 was competitive, and we reported strong year-over-year consolidated passenger unit revenue improvement,” said John Tague, executive vice president and Chief Revenue Officer. “While we are generally pleased with the company’s revenue performance during a seasonally weak quarter, we were particularly encouraged by our international performance.”

Controlling Operating Expenses

Mainline CASM decreased by 1.7 percent from the year-ago quarter, with fuel prices declining from fourth quarter 2005 levels. Excluding fuel and special operating items, mainline CASM was 7.58 cents, an increase of 1.7 percent compared with the fourth quarter of 2005. The company estimates that the capacity reduction and the additional non-fuel expenses resulting from the snowstorms in Denver and Chicago increased fourth quarter CASM excluding fuel and special items by 0.6 point.

	Fourth Quarter Increase / (Decrease)
	Mainline			Consolidated
	2006	2005	% Chg.	2006	2005	% Chg.
CASM (cents)	10.94	11.13	(1.7)	11.61	11.93	(2.7)
CASM ex fuel and special items (cents)[2]	7.58	7.45	1.7	8.10	8.06	0.5
CASM ex fuel, special items and major non-cash fresh start and exit related charges (cents)[3]	7.40	7.45	(0.7)	7.94	8.06	(1.5)

[2]	For Mainline and Consolidated, also excludes UAFC
[3]	See Note 8 for detail of these charges

The company continues to focus on implementing continuous improvement programs to control costs and mitigate inflationary pressures. It achieved $300 million in benefits from 2006 initiatives and has pulled forward $135 million from 2007 initiatives, including exceeding the previously announced goal to reduce 1,000 management and administrative positions by the end of 2006. The company is also on-track to achieve an additional $265 million of cost savings to fulfill the $400 million cost program announced in the second quarter of 2006.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Excluding fuel, special items and major non-cash fresh-start and exit-related items, mainline CASM decreased by 0.7 percent from the comparable quarter in 2005 (Note 7). The company believes that excluding these items is useful to investors in understanding year-over-year performance and depicting the results of the company’s cost reduction efforts.

The company has entered into various fuel hedging positions and has designated them as economic hedges. At the end of the fourth quarter, the company recorded a net loss of $13 million on hedge contracts settling in the quarter. The company also recognized an unrealized mark-to-market loss of $2 million related to hedge positions in place at the end of the fourth quarter but which will settle in future quarters. These costs are recorded in the fourth quarter’s aircraft fuel expense.

Improving Productivity and Operating Performance

In 2006, United focused on further improving its operational efficiency and began rolling out its resource optimization program with the goal to reduce aircraft turn times across the system. The company implemented resource optimization in San Francisco in January, Ted markets in February, Denver and Los Angeles in May, Washington Dulles in September and Chicago in October. As this program was implemented, the company’s performance in the Department of Transportation (DOT) operational statistics was impacted, particularly in the early months of 2006. DOT on-time arrival statistics have improved significantly over the course of 2006 culminating with United ranking first among the six major U.S. network carriers in November – the latest results available. Most of the resource optimization program is now complete. The organization has adjusted to the new level of efficiency, and the company expects these metrics to continue to improve.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

As a result of ongoing initiatives and outsourcing, productivity continued to increase in the fourth quarter. Employee productivity (available seat miles divided by employee equivalents) improved 4 percent for the quarter compared to the same period in 2005 while average full-time equivalent employees decreased by 3 percent. Aircraft productivity, as measured by fleet utilization, improved by 3 percent during the quarter to an average of approximately 11 hours per day.

“We added flights without adding aircraft, and our operations continued to show improvements in on-time performance throughout the year,” said Pete McDonald, executive vice president and Chief Operating Officer. “We challenged ourselves to improve operational productivity, and we delivered, turning in the best on-time performance of the network carriers in November. We are focused on building on that performance, generating better results while controlling costs and delivering improved service to our customers.”

Operational Highlights

•	In 2007 United will continue expanding internationally with new passenger and cargo service between Washington and Beijing, Washington and Rome, San Francisco and Taipei and a second daily flight between San Francisco and Frankfurt.

•	During October 2006, United launched new daily nonstop passenger and cargo service between Washington and Tokyo Narita — its first-ever Asia-Pacific service from the nation’s capital. In addition, United also launched its new tri-weekly nonstop passenger and cargo service between Washington and Kuwait City, expanding United’s global network into the fast-growing Middle East region.

•	United unveiled initial details of a new upgrade to the international widebody fleet that includes a new United First Suite, which provides passengers with more privacy, personal space and comfort on overseas flights. United will begin introducing these Suites in the fourth quarter of 2007.

Fresh Start Reporting

Upon emergence from its Chapter 11 reorganization in February 2006, the company adopted fresh-start reporting in accordance with SOP 90-7 as of February 1, 2006. The company’s emergence resulted in a new reporting entity with no retained earnings or

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

accumulated deficit as of February 1, 2006. Accordingly, the company’s financial information shown for periods prior to February 1, 2006 is not comparable to consolidated financial statements presented on or after that date. For further discussion on fresh-start reporting, please refer to the company’s 2006 quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

To offer additional information for investors, the company has identified certain items consisting only of major non-cash fresh-start reporting and exit-related credits and charges (Note 8). While it is not practical for the company to present information for all items that are not comparable in the pre- and post-exit periods, the company believes that the items identified in the following table are the material non-cash fresh-start reporting and exit-related items and that such information is useful to investors in understanding year-over-year performance. These fresh-start and exit-related items were discussed in the company’s Form 8-K filed with the Securities and Exchange Commission on May 8, 2006 with respect to the 2006 first quarter results of operations and in the company’s 2006 second and third quarter 10-Q’s. In addition, the company believes that highlighting the special items recorded in the fourth quarter of 2006 is useful to investors because they are a non-recurring benefit not indicative of the company’s ongoing performance. These items are shown in the following table:

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Unfavorable / (Favorable) to Fourth Quarter 2006 Earnings

(In millions)	Special Item	Non-Cash Fresh- Start and Exit- Related Items	Total Adjustments
Revenue Impact
Mileage Plus Revenue		$95	$95

Operating expense impact
Pre-confirmation litigation	$(6)		$(6)
Stock-based compensation		$22	22
Mileage Plus Marketing Expense		(14)	(14)
Postretirement welfare costs		14	14
Depreciation and amortization		25	25
Deferred gain		18	18
Total Operating Expense	$(6)	$65	$59

Non-Operating Expense Impact
Other Non-cash and fresh-start interest expense		$10	$10
Total Non-Operating Expense		$10	$10

Excluding these non-cash expenses, special items, and fuel, mainline CASM for the fourth quarter was 7.40 cents, or 0.7 percent lower than the comparable quarter last year and for the full year it was 7.40 cents, or down 0.8 percent compared to 2005 (Note 7).

Outlook

United is reducing its mainline capacity guidance. The company now expects first quarter and full-year 2007 capacity to be:

Capacity (ASMs)	First Quarter 2007	2007
Mainline	+0.5 to 1.0 percent	+0.0 to 1.0 percent
Regional Affiliates	+7.0 to 7.5 percent	+3.5 to 4.5 percent
Consolidated	+1.0 to 1.5 percent	+0.0 to 1.0 percent

These increases are driven by the full-year effect of higher aircraft utilization as a result of the company’s 2006 resource optimization efforts. The company does not expect to increase its fleet in 2007.

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

Including the effects of cost savings initiatives previously announced, the company estimates that mainline CASM excluding fuel, profit sharing programs and special items will decrease by 1.0 percent to 1.5 percent for the first quarter of 2007, and increase from 0.5 percent to 1.5 percent for the full year 2007.

As of January 22, 2006, United had hedged 33 percent of forecasted fuel consumption for the first quarter of 2007, predominantly through crude oil three-way options with upside protection on a weighted average basis beginning from $65 per barrel and capped at $74 per barrel. Payment obligations on a weighted average basis begin if crude drops below $59 per barrel.

As of January 22, 2006, United had also hedged 23 percent of forecasted fuel consumption for the second quarter of 2007, predominantly through crude oil three-way options with upside protection on a weighted average basis beginning from $59 per barrel and capped at $69 per barrel. Payment obligations on a weighted average basis begin if crude drops below $55 per barrel.

The company expects mainline jet fuel price per gallon, including the impact of hedges, to average $1.89 per gallon in the first quarter of 2007.

Note 7 to the attached Statements of Consolidated Operations provides a reconciliation of net income or loss reported under GAAP to net income or loss excluding reorganization items for all periods presented, as well as a reconciliation of other non-GAAP financial measures, including special items.

About United

United Airlines (NASDAQ: UAUA) operates more than 3,600* flights a day on United, United Express

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

and Ted to more than 210 U.S. domestic and international destinations from its hubs in Chicago, Denver, Los Angeles, San Francisco and Washington, D.C. With key flight operations in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United is also a founding member of Star Alliance, which provides connections for our customers to 841 destinations in 157 countries worldwide. United’s more than 55,000 employees reside in every U.S. state and in many countries around the world. News releases and other information about United can be found at the company’s Web site at united.com.

*	Based on the flight schedule between January 1, 2007 and Dec. 31, 2007

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the Company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environments of the Company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the Company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the Company’s ability to execute its business plan; the Company’s ability to attract, motivate and/or retain key employees; the Company’s ability to attract and retain customers; demand for transportation in the markets in which the Company operates; general economic conditions (including interest rates, foreign currency exchange rates, crude oil prices and refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; the costs associated with security measures and practices; labor costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand; capacity decisions of our competitors, U.S. or foreign governmental legislation, regulation and other actions; the ability of the Company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the Company that such matters will be realized. The Company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

# # #

World Headquarters 1200 East Algonquin Road Elk Grove Township, Illinois 60007 Mailing Address: Box 66100, Chicago, Illinois 60666

UAL CORPORATION AND SUBSIDIARY COMPANIES

SUCCESSOR AND PREDECESSOR COMPANY

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Successor	Predecessor
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	% Change
(In accordance with GAAP)
Operating revenues: Passenger - United Airlines	$3,389	$3,230	4.9
- Regional Affiliates	698	611	14.2
Cargo	193	203	(4.9)
Other operating revenues	306	342	(10.5)

	4,586	4,386	4.6

Operating expenses:
Aircraft fuel	1,139	1,166	(2.3)
Salaries and related costs	1,052	934	12.6
Regional affiliates	700	694	0.9
Purchased services	426	405	5.2
Aircraft maintenance materials and outside repairs	241	236	2.1
Landing fees and other rent	232	222	4.5
Depreciation and amortization	228	236	(3.4)
Cost of third party sales	143	205	(30.2)
Aircraft rent	97	86	12.8
Commissions	67	78	(14.1)
Special operating items	(6)	—	—
Other operating expenses	244	306	(20.3)

	4,563	4,568	(0.1)

Earnings (loss) from operations	23	(182)	—

Other income (expense):
Interest expense	(212)	(133)	59.4
Interest income	76	20	280.0
Interest capitalized	5	1	400.0
Miscellaneous, net	9	(3)	—

	(122)	(115)	6.1
Loss before reorganization items, income taxes and equity in earnings of affiliates	(99)	(297)	(66.7)
Reorganization items, net	—	(16,607)	—

Loss before income taxes and equity in earnings of affiliates	(99)	(16,904)	(99.6)
Income tax benefit	(39)	—	—

Loss before equity in earnings of affiliates	(60)	(16,904)	(99.6)
Equity in loss of affiliates, net of tax	(1)	—	—

Net loss	$(61)	$(16,904)	(99.6)

Loss per share, basic and diluted	$(0.55)	$(145.47)

Weighted average shares, basic and diluted	116.0	116.2

See accompanying notes.

UAL CORPORATION AND SUBSIDIARY COMPANIES

COMBINED SUCCESSOR AND PREDECESSOR COMPANY STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Predecessor	Successor		Predecessor
	Period from January 1 to January 31, 2006	Period from February 1 to December 31, 2006	Combined Periods Ended December 31, 2006 [a]	Twelve Months Ended December 31, 2005	% Change
(In accordance with GAAP)
Operating revenues:
Passenger - United Airlines	$1,074	$13,293	$14,367	$12,914	11.3
- Regional Affiliates	204	2,697	2,901	2,429	19.4
Cargo	56	694	750	729	2.9
Other operating revenues	124	1,198	1,322	1,307	1.1

	1,458	17,882	19,340	17,379	11.3

Operating expenses:
Aircraft fuel	362	4,462	4,824	4,032	19.6
Salaries and related costs	358	3,909	4,267	4,027	6.0
Regional affiliates	228	2,596	2,824	2,746	2.8
Purchased services	134	1,595	1,729	1,524	13.5
Aircraft maintenance materials and outside repairs	80	929	1,009	881	14.5
Depreciation and amortization	68	820	888	856	3.7
Landing fees and other rent	75	801	876	915	(4.3)
Cost of third party sales	65	614	679	685	(0.9)
Aircraft rent	30	385	415	402	3.2
Commissions	24	291	315	305	3.3
Special operating items	—	(36)	(36)	18	—
Other operating expenses	86	1,017	1,103	1,207	(8.6)

	1,510	17,383	18,893	17,598	7.4

Earnings (loss) from operations	(52)	499	447	(219)	—
Other income (expense):
Interest expense	(42)	(728)	(770)	(482)	59.8
Interest income	6	243	249	38	555.3
Interest capitalized	—	15	15	(3)	—
Miscellaneous, net	—	14	14	87	(83.9)

	(36)	(456)	(492)	(360)	36.7
Earnings (loss) before reorganization items, income taxes and equity in earnings of affiliates	(88)	43	(45)	(579)	(92.2)
Reorganization items, net	22,934	—	22,934	(20,601)	—

Earnings (loss) before income taxes and equity in earnings of affiliates	22,846	43	22,889	(21,180)	—
Income tax expense	—	21	21	—	—

Earnings (loss) before equity in earnings of affiliates	22,846	22	22,868	(21,180)	—
Equity in earnings of affiliates, net of tax	5	3	8	4	100.0

Net income (loss)	$22,851	$25	$22,876	$(21,176)	—

Earnings (loss) per share, basic and diluted	$196.61	$0.14		$(182.29)

Weighted average shares, basic	116.2	115.5		116.2
Weighted average shares, diluted	116.2	116.2		116.2

See accompanying notes.

[a]	The combined periods include the results for one month ended January 31, 2006 (Predecessor Company) and eleven months ended December 31, 2006 (Successor Company).

CONSOLIDATED NOTES (UNAUDITED)

(1)	UAL Corporation (“UAL” or the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly-owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois. On February 1, 2006, the Company emerged from Chapter 11.

(2)	In connection with its emergence from Chapter 11 bankruptcy protection, the Company implemented fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” As a result of the application of fresh-start reporting, the financial statements prior to February 1, 2006 are not comparable with the financial statements post February 1, 2006. However, the post-emergence periods for the quarter and the combined year ended December 31, 2006 have been compared to the pre-emergence periods for the quarter and year ended December 31, 2005. The Company believes that these comparisons provide management and investors a better perspective of the Company’s on-going financial and operational performance and trends. References to “Successor Company” refer to UAL on or after February 1, 2006, after giving the effect to the application of fresh-start reporting. References to “Predecessor Company” refer to UAL prior to February 1, 2006.

(3)	In accordance with AICPA Practice Bulletin 11, “Accounting for Preconfirmation Contingencies in Fresh-Start Reporting,” the Company includes adjustments resulting from the resolution of preconfirmation contingencies in current results of operations. The 2006 special items consist of significant adjustments of preconfirmation contingencies due to ongoing litigation. Special items in the three and combined twelve month periods ended December 31, 2006 consist of net benefits of $6 million and $36 million, respectively. The fourth quarter net benefit consisted of a $24 million benefit related to a favorable court ruling on the ALPA non-qualified pension plan matter and an $18 million charge to adjust the Los Angeles Airport municipal bond obligation to the amount the Company now estimates is probable to be allowed by the Bankruptcy Court. The combined twelve month net benefit consisted of the two fourth quarter items and a $30 million benefit recorded in the third quarter of 2006 to adjust the San Francisco Airport municipal bond obligation to the amount the Company now estimates is probable to be allowed by the Bankruptcy Court.

In the second quarter of 2005, the Company recognized a charge of $18 million for aircraft impairments related to the planned accelerated retirement of certain aircraft.

(4)	Included in UAL’s operating earnings (loss) are the results of United’s wholly-owned subsidiary United Aviation Fuels Corporation (“UAFC”).

	Successor	Predecessor			Predecessor
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	% Change	Combined Periods Ended December 31, 2006	Twelve Months Ended December 31, 2005	% Change
UAFC (In millions)
Other operating revenues	$54	$117	(53.8)	$352	$343	2.6
Cost of third party sales	51	115	(55.7)	342	336	1.8

Income from operations	$3	$2	50.0	$10	$7	42.9

(5)	UAL’s results of operations include aircraft fuel expense for both United mainline jet operations and regional affiliates. Aircraft fuel expense incurred as a result of the Company’s regional affiliates’ operations is reflected in Regional Affiliates operating expense. In accordance with UAL’s agreement with its regional affiliates, these costs are incurred by the Company.

	Year-Over-Year Impact of Fuel Expense United Mainline and Regional Affiliate Operations
	Successor	Predecessor			Predecessor
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	% Change	Combined Periods Ended December 31, 2006	Twelve Months Ended December 31, 2005	% Change
(In millions, except per gallon)
Mainline fuel expense	$1,139	$1,166	(2.3)	$4,824	$4,032	19.6
Regional affiliates fuel expense	196	203	(3.4)	834	709	17.6

United system fuel expense	$1,335	$1,369	(2.5)	$5,658	$4,741	19.3

Mainline fuel consumption (gallons)	567	558	1.6	2,290	2,250	1.8
Mainline average jet fuel price per gallon (in cents)	201.0	208.8	(3.7)	210.7	179.2	17.6
Regional affiliates fuel consumption (gallons)	94	87	8.0	373	353	5.7
Regional affiliates average jet fuel price per gallon (in cents)	208.5	234.5	(11.1)	223.2	200.9	11.1

CONSOLIDATED NOTES (UNAUDITED)

(6)	The tables below set forth certain operating statistics for United’s mainline, regional affiliates and consolidated operations:

(% change from prior year)

Three months ended December 31, 2006	North America		Pacific		Atlantic		Latin	Mainline		Regional Affiliates	Consolidated
Passenger revenues	2.7		6.4		10.7		15.2	4.9		14.2	6.4
ASM	1.5		0.1		3.7		1.5	1.5		14.2	2.7
RPM	1.0		(0.1)		3.6		5.4	1.3		16.2	2.5
PRASM	1.1		6.3		6.9		13.4	3.4		—	3.7
Yield [a]	1.7		6.8		6.1		9.5	3.6		(1.7)	3.8
Load factor (points)	(0.3	) pts	(0.2	) pts	(0.1	) pts	2.9 pts	(0.2	) pts	1.3 pts	(0.1	) pts

(% change from prior year)

Twelve months ended December 31, 2006	North America		Pacific		Atlantic		Latin	Mainline		Regional Affiliates	Consolidated
Passenger revenues	12.8		8.8		6.4		18.6	11.3		19.4	12.5
ASM	3.5		(0.4)		(2.4)		9.2	2.0		9.4	2.7
RPM	3.8		1.3		(1.5)		12.8	2.8		13.3	3.7
PRASM	9.0		9.2		9.0		8.5	9.1		9.1	9.6
Yield [a]	8.6		7.5		8.6		6.1	8.4		5.5	8.6
Load factor (points)	0.3 pts		1.4 pts		0.7 pts		2.6 pts	0.7 pts		2.7 pts	0.8 pts

[a]	Yields for geographic regions exclude charter revenue, industry reduced fares, passenger charges and related revenue passenger miles.

(7)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company’s consolidated financial statements for the periods prior to exit are not comparable to the statements presented after exit. In addition, to offer additional information for investors, the Company has identified and described certain items affecting reported earnings consisting of major non-cash fresh-start reporting and exit-related items. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items and the severance charge is useful to investors because they are non-recurring charges not indicative of the Company’s on-going performance.

The tables below set forth the reconciliation of non-GAAP financial measures for certain operating statistics that are used in determining key indicators such as adjusted passenger revenue per revenue passenger mile (“Yield”), operating revenue per available seat mile (“RASM”), operating margin, net income (loss) and operating expense per available seat mile (“CASM”).

	Successor	Predecessor			Predecessor
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	% Change	Combined Periods Ended December 31, 2006	Twelve Months Ended December 31, 2005	% Change
[a] Yield (In millions)
Passenger - United Airlines	$3,389	$3,230	4.9	$14,367	$12,914	11.3
Less: industry reduced fares & passenger charges	11	12	(8.3)	48	55	(12.7)

Mainline adjusted passenger revenue	$3,378	$3,218	5.0	$14,319	$12,859	11.4

Mainline revenue passenger miles	28,234	27,881	1.3	117,470	114,272	2.8
Adjusted mainline Yield (in cents)	11.96	11.54	3.6	12.19	11.25	8.4

Consolidated passenger revenue	$4,087	$3,841	6.4	$17,268	$15,343	12.5
Less: industry reduced fares & passenger charges	11	12	(8.3)	48	55	(12.7)

Consolidated adjusted passenger revenue	$4,076	$3,829	6.5	$17,220	$15,288	12.6

Consolidated revenue passenger miles	31,271	30,495	2.5	129,727	125,092	3.7
Adjusted consolidated Yield (in cents)	13.03	12.55	3.8	13.27	12.22	8.6

CONSOLIDATED NOTES (UNAUDITED)

	Successor	Predecessor				Predecessor
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	% Change		Combined Periods Ended December 31, 2006	Twelve Months Ended December 31, 2005	% Change
[b] RASM (in millions)
Mainline
Consolidated operating revenues	$4,586	$4,386	4.6		$19,340	$17,379	11.3
Less: Passenger - Regional Affiliates	698	611	14.2		2,901	2,429	19.4

Mainline operating revenues	$3,888	$3,775	3.0		$16,439	$14,950	10.0

Mainline available seat miles	35,315	34,792	1.5		143,095	140,300	2.0
Mainline RASM (in cents)	11.01	10.85	1.5		11.49	10.66	7.8

Mainline operating revenues	$3,888	$3,775	3.0		$16,439	$14,950	10.0
Less: UAFC (i)	54	117	(53.8)		352	343	2.6

Adjusted mainline operating revenues	$3,834	$3,658	4.8		$16,087	$14,607	10.1

Adjusted mainline RASM (in cents)	10.86	10.51	3.3		11.24	10.41	8.0

Adjusted mainline operating revenues	$3,834	$3,658	4.8		$16,087	$14,607	10.1
Less: estimated exit-related and fresh-start impacts	(95)	—	—		(158)	—	—

Adjusted mainline operating revenues	$3,929	3,658	7.4		$16,245	$14,607	11.2

Adjusted mainline RASM (in cents)	11.13	10.51	5.9		11.35	10.41	9.0

Consolidated
Consolidated operating revenues	$4,586	$4,386	4.6		$19,340	$17,379	11.3
Less: estimated exit-related and fresh-start impacts	(95)	—	—		(158)	—	—

Adjusted consolidated operating revenues	$4,681	$4,386	6.7		$19,498	$17,379	12.2

Consolidated available seat miles	39,288	38,272	2.7		158,835	154,681	2.7
Adjusted consolidated RASM (in cents)	11.91	11.46	3.9		12.28	11.24	9.3

[c] Operating Margin (in millions)
Consolidated operating earnings (loss)	$23	$(182)	—		$447	$(219)	—
Adjusted for:
Special items	6	—	—		36	(18)	—
Severance charge	—	—	—		(22)	—	—

Adjusted operating earnings (loss)	$17	$(182)	—		$433	$(201)	—

Consolidated operating revenues	$4,586	$4,386	4.6		$19,340	$17,379	11.3
Operating margin (percent)	0.5	(4.1)	4.6	pts	2.3	(1.3)	3.6	pts
Adjusted operating margin (percent)	0.4	(4.1)	4.5	pts	2.2	(1.2)	3.4	pts

[d] Net income (loss) (in millions)
Net income (loss)	$(61)	$(16,904)	(99.6)		$22,876	$(21,176)	—
Adjusted for:
Reorganization charges, net	—	(16,607)	—		22,934	(20,601)	—
Severance charge	—	—	—		(22)	—	—
Special items	6	—	—		36	(18)	—
Income taxes (ii)	(4)	—	—		(7)	—	—

Adjusted net loss	$(63)	$(297)	(78.8)		$(65)	$(557)	(88.3)

[e] CASM (in millions)
Mainline
Consolidated operating expenses	$4,563	$4,568	(0.1)		$18,893	$17,598	7.4
Less: Regional Affiliates	700	694	0.9		2,824	2,746	2.8

Mainline operating expenses	$3,863	$3,874	(0.3)		$16,069	$14,852	8.2

Mainline available seat miles	35,315	34,792	1.5		143,095	140,300	2.0
Mainline CASM (in cents)	10.94	11.13	(1.7)		11.23	10.59	6.0

Mainline operating expenses	$3,863	$3,874	(0.3)		$16,069	$14,852	8.2
Less: mainline fuel expense	1,139	1,166	(2.3)		4,824	4,032	19.6
Less: cost of third party sales - UAFC (i)	51	115	(55.7)		342	336	1.8

Adjusted mainline operating expense	$2,673	$2,593	3.1		$10,903	$10,484	4.0

Adjusted mainline CASM (in cents)	7.57	7.45	1.6		7.62	7.47	2.0

CONSOLIDATED NOTES (UNAUDITED)

	Successor	Predecessor			Predecessor
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	% Change	Combined Periods Ended December 31, 2006	Twelve Months Ended December 31, 2005	% Change

Mainline operating expenses excluding mainline fuel expense and UAFC	$2,673	$2,593	3.1	$10,903	$10,484	4.0
Less: special items	(6)	—	—	(36)	18	—
Less: severance charge	—	—	—	22	—	—

Adjusted mainline operating expense	$2,679	$2,593	3.3	$10,917	$10,466	4.3

Adjusted mainline CASM (in cents)	7.58	7.45	1.7	7.63	7.46	2.3

Mainline operating expenses excluding mainline fuel expense, UAFC, special items and severance charge	$2,679	$2,593	3.3	$10,917	$10,466	4.3
Less: estimated exit-related and fresh-start impacts	65	—	—	323	—	—

Adjusted mainline operating expense	$2,614	$2,593	0.8	$10,594	$10,466	1.2

Adjusted mainline CASM (in cents)	7.40	7.45	(0.7)	7.40	7.46	(0.8)

Regional Affiliates
Regional Affiliates operating expenses	$700	$694	0.9	$2,824	$2,746	2.8
Less: fuel expense	196	203	(3.4)	834	709	17.6

Adjusted Regional Affiliates operating expense	$504	$491	2.6	$1,990	$2,037	(2.3)

Regional Affiliates available seat miles	3,973	3,480	14.2	15,740	14,381	9.4
Adjusted Regional Affiliates CASM (in cents)	12.70	14.09	(9.9)	12.65	14.16	(10.7)

Consolidated
Consolidated operating expenses	$4,563	$4,568	(0.1)	$18,893	$17,598	7.4
Less: fuel expense & UAFC (i)	1,386	1,484	(6.6)	6,000	5,077	18.2

Adjusted consolidated operating expenses	$3,177	$3,084	3.0	$12,893	$12,521	3.0

Consolidated available seat miles	39,288	38,272	2.7	158,835	154,681	2.7
Adjusted consolidated CASM (in cents)	8.09	8.06	0.4	8.12	8.09	0.4

Consolidated operating expenses excluding fuel & UAFC	$3,177	$3,084	3.0	$12,893	$12,521	3.0
Less: special items	(6)	—	—	(36)	18	—
Less: severance charge	—	—	—	22	—	—

Adjusted consolidated operating expenses	$3,183	$3,084	3.2	$12,907	$12,503	3.2

Adjusted consolidated CASM (in cents)	8.10	8.06	0.5	8.13	8.08	0.6

Consolidated operating expenses excluding fuel expense

UAFC, special items and severance charge	$3,183	$3,084	3.2	$12,907	$12,503	3.2
Less: estimated exit-related and fresh-start impacts	65	—	—	323	—	—

Adjusted consolidated operating expenses	$3,118	$3,084	1.1	$12,584	$12,503	0.6

Adjusted consolidated CASM (in cents)	7.94	8.06	(1.5)	7.92	8.08	(2.0)

(f) Operating expenses (in millions)

Consolidated operating expenses	$4,563	$4,568	(0.1)	$18,893	$17,598	7.4
Less: special items	(6)	—	—	(36)	18	—

Consolidated operating expenses excluding special items	$4,569	$4,568	—	$18,929	$17,580	7.7

	2006	2005	Change
(g) Net income (loss) (in millions)
Net income (loss) for the twelve month period	$22,876	$(21,176)	—
Adjusted for:
Reorganization items, net	22,934	(20,601)	—

Adjusted net loss	(58)	(575)	(89.9)
Loss for the month ended Jan. 31, excluding reorganization items	(83)	(177)	(53.1)

Adjusted net income (loss) for the eleven months ended December 31, excluding reorganization items, net	$25	$(398)	—

(i)	UAFC’s revenues and expenses are not derived from mainline jet operations. Therefore, UAL has excluded these revenues and expenses from the above reported GAAP financial measures. See Note 4, above, for more details.
(ii)	The income tax adjustment represents the difference in the income tax provision between actual Successor Company net income and adjusted Successor Company net income for the eleven month period ended December 31, 2006, calculated using an effective tax rate of 48%.

CONSOLIDATED NOTES (UNAUDITED)

(8) The table below sets forth the estimated exit-related and fresh-start reporting impacts on the Company’s results of operations.

	2006 Increase (Decrease)
(In millions)	1Q Estimate	2Q Estimate	3Q Estimate	4Q Estimate	FY Estimate
Revenue Impact:
Prepaid miles	$1	$5	$(6)	$—	$—	[a]
Other Mileage Plus	(21)	(31)	(11)	(95)	(158	)[a],[b]

Mileage Plus revenue	$(20)	$(26)	$(17)	$(95)	$(158)

Operating Expense Impact:
Stock-based compensation	$69	$40	$28	$22	$159	[c]
Mileage Plus marketing expense	(3)	(4)	(6)	(14)	(27)[b]
Postretirement welfare cost	9	14	14	14	51	[d]
Depreciation and amortization	12	14	23	25	74	[e]
Deferred gain	12	18	18	18	66	[f]

Total operating expense impact	$99	$82	$77	$65	$323

Non-Operating Expense Impact:
Prepaid miles—Imputed interest expense	$12	$18	$(30)	$—	$—	[a]
Other non-cash and fresh-start interest expense	13	15	13	10	51	[g]

Non-cash and fresh-start interest expense	$25	$33	$(17)	$10	$51

[a]	In July 2006, the Company reevaluated its accounting treatment for the advanced purchase of miles and determined that the treatment as debt, as initially applied upon adoption of fresh-start reporting, was no longer appropriate. The Company now accounts for the prepaid miles as deferred revenue.
[b]	In connection with its emergence from Chapter 11 protection effective February 1, 2006, the Company adopted fresh-start reporting. Accordingly, the Company elected to change its accounting policy from an incremental cost basis to a deferred revenue model to measure the obligation for the Mileage Plus Frequent Flyer program. Adjustments to the obligation are recorded to operating revenues. Historically, adjustments were based upon incremental costs and were recorded in both operating revenues and advertising expense.

The deferred revenue model is more volatile than the incremental cost basis. Because all miles are now accounted for under the deferred revenue model, the amount of revenue recognized is more sensitive to the number of miles earned and redeemed during the period than the incremental cost basis. The estimated effect of the change in accounting in the fourth quarter was greater than initially forecasted primarily because actual customer behavior was different than previously forecasted. Also, the Company has updated certain accounting assumptions and recorded the effect in the fourth quarter of 2006.

[c]	In accordance with the plan of reorganization, the Company implemented stock-based compensation plans for certain management employees and non-employee directors. The Company adopted SFAS 123R effective January 1, 2006 and recorded compensation expense for such plans.
[d]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all prior period service credits related to postretirement costs were eliminated.
[e]	In accordance with fresh-start reporting, the Company revalued its assets to fair value effective February 1, 2006. As a result, definite lived intangible asset values increased substantially which results in higher associated amortization expense. In addition, the value of the Company’s operating property and equipment was significantly reduced which results in lower depreciation expense. The Company has estimated the net impact of changes in asset values at fresh-start on net depreciation and amortization.
[f]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all deferred gains on aircraft sale/leasebacks were eliminated.
[g]	As a result of fresh-start reporting, the Company recognizes certain non-cash interest expenses, including the amortization of mark-to-market discounts on all debt and capital leases.

CONSOLIDATED NOTES (UNAUDITED)

(9)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company's consolidated financial statements for the periods prior to exit are not comparable to the statements presented after exit. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items and the severance charge is useful to investors because they are non-recurring charges not indicative of the Company's on-going performance. The forecasted amounts shown below were estimated based on actual results through December 31, 2006, and the Company's first quarter forecast, except for fuel, for which a jet fuel price of $1.89 per gallon has been assumed.

	Three Months Ending March 31,					Twelve Months Ending December 31,
	2007 Estimate		2006 Actual	YOY		2007 Estimate		2006 Actual	YOY
	Low	High		% Change		Low	High		% Change
Operating expense per ASM - CASM (cents)
Mainline operating expense	—	—	11.42	—	—	—	—	11.23	—	—
Less: profit sharing programs	—	—	0.03	—	—	—	—	0.08	—	—

Mainline excluding profit sharing programs [a]	10.91	10.95	11.39	(4.2)	(3.9)	10.67	10.74	11.15	(4.3)	(3.7)

Less: fuel expense & cost of third party sales - UAFC	3.04	3.04	3.40	(10.6)	(10.6)	3.08	3.08	3.61	(14.7)	(14.7)

Mainline excluding profit sharing programs, fuel & UAFC	7.87	7.91	7.99	(1.5)	(1.0)	7.59	7.66	7.54	0.7	1.6

Less: special items	—	—	—	—	—	—	—	(0.03)	—	—
Less: severance charge	—	—	—	—	—	—	—	0.02	—	—

Mainline excluding profit sharing programs, fuel, UAFC, special items and severance charge	7.87	7.91	7.99	(1.5)	(1.0)	7.59	7.66	7.55	0.5	1.5

[a]	Future profit sharing is unknown, therefore, the Company excludes the profit sharing component from its CASM guidance.

UAL CORPORATION AND SUBSIDIARY COMPANIES

Combined Successor and Predecessor Company Operating Statistics

(Mainline and Regional Affiliates *)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	% Change
Mainline revenue passengers (in thousands)	16,704	16,498	1.2

Revenue passenger miles - RPM (in millions)
Mainline	28,234	27,881	1.3
Regional affiliates	3,037	2,614	16.2
Consolidated	31,271	30,495	2.5

Available seat miles - ASM (in millions)
Mainline	35,315	34,792	1.5
Regional affiliates	3,973	3,480	14.2
Consolidated	39,288	38,272	2.7

Passenger load factor (percent)
Mainline	79.9	80.1	(0.2	) pts
Regional affiliates	76.4	75.1	1.3	pts
Consolidated	79.6	79.7	(0.1	) pts

Consolidated breakeven passenger load factor (percent)	79.2	83.5	(4.3	) pts

Passenger revenue per passenger mile - Yield (cents) [See Note 7a]
Mainline adjusted	11.96	11.54	3.6
Regional affiliates	22.96	23.35	(1.7)
Consolidated adjusted	13.03	12.55	3.8

Passenger revenue per available seat mile - PRASM (cents)
Mainline	9.60	9.28	3.4
Regional affiliates	17.55	17.55	—
Consolidated	10.40	10.03	3.7

Operating revenue per available seat mile - RASM (cents) [See Note 7b]
Mainline	11.01	10.85	1.5
Mainline excluding UAFC	10.86	10.51	3.3
Mainline excluding UAFC and estimated exit-related and fresh-start impacts	11.13	10.51	5.9
Regional affiliates	17.55	17.55	—
Consolidated	11.67	11.46	1.8
Consolidated excluding estimated exit-related and fresh-start impacts	11.91	11.46	3.9

Operating expense per available seat mile - CASM (cents) [See Note 7e]
Mainline	10.94	11.13	(1.7)
Mainline excluding fuel and cost of third party sales - UAFC	7.57	7.45	1.6
Mainline excluding fuel, UAFC and special items	7.58	7.45	1.7
Mainline excluding fuel, UAFC, special items, exit-related and fresh-start impacts	7.40	7.45	(0.7)
Regional affiliates	17.64	19.93	(11.5)
Regional affiliates excluding fuel	12.70	14.09	(9.9)
Consolidated	11.61	11.93	(2.7)
Consolidated excluding fuel and cost of third party sales - UAFC	8.09	8.06	0.4
Consolidated excluding fuel, UAFC and special items	8.10	8.06	0.5
Consolidated excluding fuel, UAFC, special items, exit-related and fresh-start impacts	7.94	8.06	(1.5)

Mainline unit earnings (loss) (cents)	0.07	(0.28)	—
Mainline unit earnings excluding fuel and UAFC (cents)	3.29	3.06	7.5
Mainline unit earnings excluding fuel, UAFC and special items (cents)	3.28	3.06	7.2

Number of aircraft in operating fleet at end of period
Mainline	460	460	—
Regional affiliates	290	292	(0.7)
Consolidated	750	752	(0.3)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	201.0	208.8	(3.7)
Average full-time equivalent employees (thousands)	51.7	53.2	(2.8)
Mainline ASMs per equivalent employee - productivity (thousands)	683	654	4.4
Average stage length (in miles)	1,354	1,350	0.3
Fleet utilization (in hours and minutes)	11:00	10:44	2.5

*	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional Affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.

UAL CORPORATION AND SUBSIDIARY COMPANIES

Combined Successor and Predecessor Company Operating Statistics

(Mainline and Regional Affiliates *)

	Combined Periods Ended December 31, 2006 [a]	Twelve Months Ended December 31, 2005	% Change
Mainline revenue passengers (in thousands)	69,325	66,803	3.8

Revenue passenger miles - RPM (in millions)
Mainline	117,470	114,272	2.8
Regional affiliates	12,257	10,820	13.3
Consolidated	129,727	125,092	3.7

Available seat miles - ASM (in millions)
Mainline	143,095	140,300	2.0
Regional affiliates	15,740	14,381	9.4
Consolidated	158,835	154,681	2.7

Passenger load factor (percent)
Mainline	82.1	81.4	0.7 pts
Regional affiliates	77.9	75.2	2.7 pts
Consolidated	81.7	80.9	0.8 pts

Consolidated breakeven passenger load factor (percent)	79.6	82.0	(2.4) pts

Passenger revenue per passenger mile - Yield (cents) [See Note 7a]
Mainline adjusted	12.19	11.25	8.4
Regional affiliates	23.67	22.44	5.5
Consolidated adjusted	13.27	12.22	8.6

Passenger revenue per available seat mile - PRASM (cents)
Mainline	10.04	9.20	9.1
Regional affiliates	18.43	16.89	9.1
Consolidated	10.87	9.92	9.6

Operating revenue per available seat mile - RASM (cents) [See Note 7b]
Mainline	11.49	10.66	7.8
Mainline excluding UAFC	11.24	10.41	8.0
Mainline excluding UAFC and estimated exit-related and fresh-start impacts	11.35	10.41	9.0
Regional affiliates	18.43	16.89	9.1
Consolidated	12.18	11.24	8.4
Consolidated excluding estimated exit-related and fresh-start impacts	12.28	11.24	9.3

Operating expense per available seat mile - CASM (cents) [See Note 7e]
Mainline	11.23	10.59	6.0
Mainline excluding fuel and cost of third party sales - UAFC	7.62	7.47	2.0
Mainline excluding fuel, UAFC, special items and severance charge	7.63	7.46	2.3
Mainline excluding fuel, UAFC, special items, severance charge, exit-related and fresh-start impacts	7.40	7.46	(0.8)
Regional affiliates	17.94	19.09	(6.0)
Regional affiliates excluding fuel	12.65	14.16	(10.7)
Consolidated	11.89	11.38	4.5
Consolidated excluding fuel and cost of third party sales - UAFC	8.12	8.09	0.4
Consolidated excluding fuel, UAFC, special items and severance charge	8.13	8.08	0.6
Consolidated excluding fuel, UAFC, special items, severance charge, exit-related and fresh-start impacts	7.92	8.08	(2.0)

Mainline unit earnings (cents)	0.26	0.07	271.4
Mainline unit earnings excluding fuel and UAFC (cents)	3.62	2.94	23.1
Mainline unit earnings excluding fuel, UAFC, special items and severance charge (cents)	3.61	2.95	22.4

Number of aircraft in operating fleet at end of period
Mainline	460	460	—
Regional affiliates	290	292	(0.7)
Consolidated	750	752	(0.3)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	210.7	179.2	17.6
Average full-time equivalent employees (thousands)	53.0	55.0	(3.6)
Mainline ASMs per equivalent employee - productivity (thousands)	2,700	2,551	5.8
Average stage length (in miles)	1,363	1,368	(0.4)
Fleet utilization (in hours and minutes)	11:09	10:52	2.6

*	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional Affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.
[a]	The combined periods include the results for one month ended January 31, 2006 (Predecessor Company) and eleven months ended December 31, 2006 (Successor Company).